Exhibit 10.19
CLINICAL STUDY AGREEMENT

IND 75,807
AV-101

A Phase 1, Randomized, Double-Blind, Placebo-Controlled Study to Evaluate the Safety and Pharmacokinetics
of Single Doses of AV-101 in Healthy Volunteers

Protocol Number VSG-CL-001

Sponsor:
VistaGen Therapeutics, Inc.
384 Oyster Point Boulevard #8 South San Francisco, CA 94080

Institution:
Progressive Medical Concepts, LLC
dba, Progressive Medical Research 5111 Ridgewood Avenue Suite 301
Port Orange, FL 32127

CLINICAL STUDY AGREEMENT

THIS CLINICAL STUDY AGREEMENT ("AGREEMENT"), made and entered into as of April 15, 2010, with an effective date of April 14, 2010 (the "EFFECTIVE DATE") between Progressive Medical Concepts, LLC, a Florida limited liability corporation doing business as Progressive Medical Research, located at 5111 Ridgewood Avenue, Suite 301, Port Orange, FL 32127 ("INSTITUTION"), and VistaGen Therapeutics, Inc., a California corporation, ("SPONSOR"), shall govern the conduct of a clinical investigation (as described in Section 1 hereof, the "STUDY") of SPONSOR'S proprietary product, AV-101 ("PRODUCT").

WHEREAS, SPONSOR and AvivoCHn Clinical Services, LLC ("AVIVOCLIN"), previously collaborated on a portion of the STUDY pursuant to that certain Clinical Study Agreement, dated October 16, 2009, between SPONSOR and AVIVOCLIN (the "AVIVOCLIN AGREEMENT"); and

WHEREAS, AVIVOCLIN ceased operations and SPONOSR terminated the AVIVOCLIN AGREEMENT for cause on April 14, 2010; and

WHEREAS, SPONSOR and INSTITUTION wish to collaborate to complete the STUDY such that INSTITUTION shall perform services related to the STUDY in the manner contemplated to be performed by AVIVOCLIN pursuant to the AVIVOCLIN AGREEMENT; and

WHEREAS, Alexander White, MD, with appropriate privileges at AVIVOCLIN and INSTITUTION to conduct the STUDY, was the sole investigator for the STUDY pursuant to the AVIVOCLIN AGREEMENT and has agreed to continue to , serve as sole investigator ("INVESTIGATOR") for the STUDY pursuant to this AGREEMENT.

NOW, THEREFORE, in consideration of the mutual promises, benefits, rights, and obligations set forth below, the parties agree as follows:

  1. SCOPE OF INVESTIGATION. INSTITUTION, under the primary control, supervision, and oversight of INVESTIGATOR, shall perform the STUDY entitled "A Phase 1, Randomized, Double-Blind, Placebo-Controlled Study to Evaluate the Safety and Pharmacokinetics of Single Doses of AV-101 in Healthy Volunteers," as described in the protocol attached as Exhibit A ("PROTOCOL") and incorporated into this Agreement by reference. Should there be any inconsistency between the PROTOCOL and the other terms of this Agreement, the terms of the Agreement shall prevail to the extent of such inconsistency.

INSTITUTION and INVESTIGATOR shall conduct the STUDY in accordance with:

(i) industry standards;
(ii) the conditions and timelines specified in the PROTOCOL and in the Institutional Review Board/Independent Ethics Committee ("IRB/IEC") approval;

(iii) all applicable federal, state and local laws, regulations and guidelines, including any requirement of the United State Food and Drug Administration ("FDA") (or any successor or replacement entities thereof) and any other governmental department, agency or commission and, to the extent applicable, the Good Clinical Practices ("APPLICABLE LAW");

(iv) the STUDY procedures manual supplied by SPONSOR, as updated from time to time;

(v) any additional STUDY instructions that may be provided by SPONSOR from time to time, and

(vi) all terms and conditions contained with Notice of Grant Award 2R44DA08515-02.

  2. STUDY MONITOR; DOCUMENTATION. SPONSOR shall provide clinical monitoring for the STUDY. INSTITUTION and INVESTIGATOR shall cooperate with SPONSOR in the performance of its duties as the STUDY monitor. SPONSOR shall make available to INVESTIGATOR copies of the documentation referred to in sub-paragraphs (iv), (v) and (vi) of Article 1 above and INVESTIGATOR shall include such documents in the MASTER FILE. INVESTIGATOR shall be responsible for ensuring that INSTITUTION employees participating in the STUDY are properly informed as to the procedures in the PROTOCOL, and for the safe handling, storage, transportation, and disposal of the PRODUCT.

INSTITUTION and/or INVESTIGATOR shall also supply, if not already provided, the following to SPONSOR within five (5) business days of the Effective Date:

(a)  INVESTIGATOR'S curriculum vitae showing education, training and experience, as well as current staff position and appointment privileges listed therein;

(b)  a statement informing SPONSOR if IN VESTIGATOR and/or any employee involved in the STUDY has a financial interest in the outcome of the STUDY, a proprietary interest in the PRODUCT or an equity interest in SPONSOR; and a commitment to promptly update SPONSOR if any relevant change in status of any financial interest that may occur during the course of the STUDY and for one (1) year following the completion of the STUDY;

(c)  a letter issued by a duly authorized representative of INVESTIGATOR'S medical liability insurance company confirming that INVESTIGATOR shall be covered in respect of his/her potential liability under this Agreement. A certificate confirming the existence of such insurance, as wellas any amendments and revisions thereto, shall also be provided;

(d)  any reports from any investigation, audit and explanation of the circumstances that led to any research termination, if INVESTIGATOR or INSTITUTION'S IRB/IEC has been involved in any such investigation, audit, or such research has been terminated for cause; and

(e)  assurances from INVESTIGATOR or INSTITUTION'S IRB/IEC indicating that INVESTIGATOR or INSTITUTION'S IRB/IEC have not been debarred from receipt of federal monies.

Any withdrawal of INVESTIGATOR'S privileges, sanctions against INSTITUTION or INVESTIGATOR or the like shall be reported by INVESTIGATOR in writing immediately to SPONSOR.

3.  INSTITUTION AND INVESTIGATOR QUALIFICATIONS. INSTITUTION and INVESTIGATOR represent to SPONSOR that (i) INVESTIGATOR has the appropriate privileges at INSTITUTION to conduct the STUDY; and (ii) INVESTIGATOR and each of INSTITUTION'S employees participating in the conduct of the STUDY is qualified by training and experience to conduct the STUDY.

4.  FDA REVIEW AND IRB/IEC APPROVAL. SPONSOR has provided to the FDA, INVESTIGATOR and the applicable local IRB/IEC, adequate information (e.g., Investigator's brochure and the PROTOCOL) to obtain approval to begin the STUDY, and the STUDY is ongoing as of the Effective Date. INVESTIGATOR shall be responsible for maintaining all approvals from the local IRB/IEC and INVESTIGATOR shall keep SPONSOR fully appraised of the progress of submissions and shall, upon request, provide SPONSOR with all correspondence relating to any submissions; provided that INVESTIGATOR shall not consent to any change in the PROTOCOL requested by the IRB/IEC without the prior written consent of SPONSOR. INSTITUTION and INVESTIGATOR hereby acknowledge and represent that they have been provided with a copy of the IRB/IEC approval to conduct the STUDY. Said approval, amongst other things, indicates the date it was given, contains the name and signature of the Chairperson or Secretary of the IRB/IEC, states the names, qualifications and professions of the members, and confirms that only those IRB/IEC members who are independent of INVESTIGATOR and SPONSOR voted or provided their opinion on the STUDY. INVESTIGATOR shall confirm that an Informed Consent Form ("ICF") has been created by INVESTIGATOR and approved by SPONSOR. Any withdrawal of IRB/IEC approval shall be reported immediately by INVESTIGATOR to SPONSOR.

5.  RECRUITMENT AND INFORMED CONSENT. INVESTIGATOR shall recruit subjects for the STUDY and shall use reasonable endeavors to do so in accordance with the timelines set forth in the PROTOCOL. INVESTIGATOR shall use his reasonable best efforts to recruit only subjects likely to be eligible and sufficiently reliable to complete the entire STUDY. INSTITUTION and INVESTIGATOR shall obtain from those subjects recruited to participate in the STUDY or their legal representatives a signed ICF that has been approved in writing by SPONSOR and the IRB/IEC. Each subject shall be provided a photocopy of the ICF explaining that the PRODUCT is being used for clinical investigation and describing all known risks associated with participation in the STUDY, including all elements of consent as required by APPLICABLE LAW. INVESTIGATOR shall also be responsible for ensuring that such known risks are assumed in an informed, voluntary fashion. The ICF shall be signed and dated by each subject or their legal representative and INVESTIGATOR, and the original ICF shall be placed in the MASTER FILE and the recruited subject provided a copy.

6.  STUDY INITIATION. SPONSOR shall, free of charge, provide INSTITUTION with sufficient quantities of PRODUCT to enable INSTITUTION to undertake the STUDY; provided that neither INSTITUTION nor INVESTIGATOR shall initiate the STUDY until SPONSOR confirms in writing that it has received:

(a) a fully executed and completed copy of this AGREEMENT;

(b)  certification of the extent, if any, of any INVESTIGATOR financial interest in the PRODUCT or SPONSOR; and

(c)  laboratory certification and laboratory normal values for each off-site laboratory used to perform analyses, if any.

INSTITUTION and each of its employees participating in the STUDY shall conduct this STUDY in accordance with industry standards, the conditions specified the PROTOCOL, the conditions specified in the IRB/IEC approval, the current market authorization for the PRODUCT, all APPLICABLE LAWS, the STUDY procedure manual supplied by SPONSOR, as updated from time to time, and any additional STUDY instructions that may be provided by SPONSOR from time to time.

7.  SUPERVISING USE. INVESTIGATOR shall permit the PRODUCT to be used only by recruited subjects under INVESTIGATOR'S supervision and his appropriate designee, such as the study site coordinator. The PRODUCT shall not be supplied to any person other than those authorized under this AGREEMENT. No investigational procedures other than those set forth in. the PROTOCOL shall be undertaken with the PRODUCT on the recruited subjects or otherwise without the prior written approval of SPONSOR and the IRB/IEC and/or the FDA (when necessary). INSTITUTION and INVESTIGATOR certify that the PRODUCT shall not (i) be supplied to any unauthorized third party or laboratory, or any clinic for use in humans or for in vitro or in vivo laboratory research without the prior written permission of SPONSOR; and (ii) be used for any purpose other than the conduct of the STUDY.

Use of off-site laboratories not listed in the PROTOCOL to perform analyses shall be pre-approved in writing by SPONSOR. INVESTIGATOR and INSTITUTION shall be responsible for ensuring that all data obtained from off-site laboratories shall be provided to INSTITUTION to be made part of the recruited subject medical records.

The STUDY is to be conducted as a blind trial. SPONSOR shall, free of charge, provide INSTITUTION with sufficient quantities of investigational or marketed product, or placebo, used as a reference in the STUDY, to enable INSTITUTION to undertake the STUDY, the use of which by INSTITUTION and INVESTIGATOR shall be subject, mutatis mutandis, to the terms and conditions applicable to the PRODUCT. INSTITUTION shall not perform any independent assays for the purpose of unblinding treatment assignment. INSTITUTION and INVESTIGATOR shall (i) use all methods possible to ensure that the blind is preserved and promptly document and explain to SPONSOR any premature unblinding (e.g., accidental unblinding, unblinding due to a severe adverse event or serious adverse event) of the PRODUCT; (ii) follow the STUDY'S randomization procedures, if any; and (iii) ensure that the code is broken only in accordance with the PROTOCOL. Upon conclusion or ten-nination of the STUDY, INSTITUTION or INVESTIGATOR shall provide SPONSOR with the randomized codes that are related to the STUDY.

All specimens collected by or on behalf of INSTITUTION shall be delivered to SPONSOR or its designee by INSTITUTION in a timely manner throughout the performance of the STUDY in accordance with the PROTOCOL, or as otherwise provided by SPONSOR, or when SPONSOR otherwise requests delivery of the specimens. INSTITUTION shall not collect specimens for use in any research without prior written permission from SPONSOR.

8.  DISPOSING OF CLINICAL SUPPLIES. Upon completion or termination of the STUDY, or at SPONSOR'S request, INSTITUTION and/or INVESTIGATOR shall return to SPONSOR any remaining PRODUCT, or, if so instructed by SPONSOR, destroy any such remaining PRODUCT in accordance with the instructions provided by SPONSOR and consistent with APPLICABLE LAW and provide to SPONSOR satisfactory proof of destruction.

9.  STUDY RECORDS; MASTER FILE. INSTITUTION and INVESTIGATOR hereby acknowledge and affirm that they have received the master file produced by AVIVOCLIN at the beginning of the STUDY, which shall be updated during the STUDY to contain at least the documentation which individually and collectively permit evaluation of the conduct of the STUDY and the quality of the data produced, the whole as specified in section 8 of the Good Clinical Practice: Consolidated Guideline (edition published by authority of the Minister of Health, 1997) (the "MASTER FILE"). Without limiting the generality of the foregoing, INSTITUTION and/or INVESTIGATOR shall maintain the following accurate, complete and current records, which shall be made available to SPONSOR and SPONSOR'S designee promptly upon request:

(a)  any  and   all   correspondence  with   SPONSOR  or its representatives, the IRB/IEC, and the FDA;

(b)  records of receipt, use or disposition of the PRODUCT including:

  (i)   the date of receipt, type, quantity, lot number and other identifying marks of the PRODUCT;
(ii)  the names of all persons who received, used or disposed of each unit of the PRODUCT; and

(iii)  an explanation of the reasons why any PRODUCT was returned to SPONSOR;

(c)  source records of each subject's case history and exposure to the PRODUCT;

(d)  the PROTOCOL with documents showing the dates of and reasons for each deviation from the PROTOCOL; and

(e) INVESTIGATOR'S brochure.

The MASTER FILE shall:

(i)  include copies of signed IRB/IEC-approved ICFs for STUDY inclusion;

(ii)  be transcribed onto SPONSOR-supplied Case Report Forms ("CRF") and be completed at times indicated by SPONSOR; and

(iii)  include all observation, and other data pertinent to the STUDY, and records concerning adverse events.

The foregoing source documents and records shall be made available for inspection and copying at routine clinical monitoring visits. INSTITUTION and INVESTIGATOR shall cooperate with SPONSOR or SPONSOR'S designee during monitoring visits or for the resolution of questions regarding records or clinical data generated throughout the performance of this AGREEMENT.

INSTITUTION and INVESTIGATOR shall retain records in accordance with APPLICABLE LAW and, at a minimum, for a period of two (2) years after the latter of the following: the date on which all investigational studies using the PRODUCT are terminated or completed or the date SPONSOR receives notice from the FDA of the approval of the PRODUCT for commercialization.

Names of subjects shall not be divulged unless the record requires more detailed study or if a reason exists to believe the record does not contain actual results. INSTITUTION and/or INVESTIGATOR shall maintain detailed lists identifying recruited subjects.

  10. SUBJECT CARE. INVESTIGATOR must see and evaluate the subject at each visit, sign or initial and date the appropriate CRFs. INVESTIGATOR may deem it necessary to perform special tests, to hospitalize the subject or to prescribe additional drugs for the management of the subject's care. SPONSOR personnel or SPONSOR'S designee (e.g. Cato Research Ltd.) shall be available to consult with INVESTIGATOR about subject problems and care. (Refer to the Study Procedures Manual given out by Cato Research Ltd. to SPONSOR and INSTITUTION for names and contact information of such personnel.). INVESTIGATOR agrees to report immediately to SPONSOR and SPONSOR designee (e.g. assigned  Medical  Monitor from  Cato  Research  Ltd.) allunanticipated problems involving risks to human subjects or others.

  11. REPORTING. INSTITUTION and INVESTIGATOR shall prepare and submit the following completed, accurate and timely reports:

(a)  CRFs: Completed, adequate and accurate CRFs shall be provided to Cato Research Ltd., SPONSOR designee and contract research organizations required in the PROTOCOL and otherwise as reasonably requested by SPONSOR or its designee. In the event that subject follow-up is not possible for any reason, this fact and the circumstances thereof shall be documented in the CRF.

(b)  Adverse Events: All serious adverse events (SAEs) or adverse drug events (ADEs) must be reported immediately to the Medical Monitor of the STUDY and/or the SPONSOR and its designee Cato Research Ltd. by INVESTIGATOR except for those SAEs or ADEs that the protocol or other document (e.g., Investigator's Brochure) identifies as not needing immediate reporting. The immediate reports should be followed promptly by detailed, written reports. The immediate and follow-up reports should identify subjects by unique code numbers assigned to the STUDY subjects rather than by the subjects' names, personal identification numbers, and/or addresses. INVESTIGATOR should also comply with the APPLICABLE LAW related to the reporting of serious adverse drug reactions to the regulatory authorities and the IRB/IEC.

Adverse events and/or laboratory abnormalities identified in the PROTOCOL as critical to the safety evaluations should be reported by INVESTIGATOR to the Medical Monitor of the STUDY and/or SPONSOR and its designee Cato Research Ltd. according to the reporting requirements and within the time periods specified by SPONSOR in the PROTOCOL.

For reported deaths, INVESTIGATOR should supply the Medical Monitor of the STUDY, the SPONSOR, the SPONSOR designee Cato Research Ltd., and the IRB/IEC with any additional requested information (e.g., autopsy reports and terminal medical reports).

(c)  Withdrawal of IRB/IEC Approval. The withdrawal of approval of INSTITUTION'S or INVESTIGATOR'S participation in the investigation by the IRB/IEC shall be reported in writing to SPONSOR designee Cato Research Ltd, and/or the SPONSOR by INVESTIGATOR immediately following receipt of notice from the IRB/IEC.

(d)  Informed Consent. Any failure to obtain informed consent from a subject prior to use of the PRODUCT shall be reported to SPONSOR designee Cato Research Ltd, and/or the SPONSOR and the IRB/IEC in writing immediately after discovery of such occurrence.

In addition, at the request of SPONSOR and/or SPONSOR designee Cato Research Ltd, INSTITUTION and INVESTIGATOR shall provide to the Medical Monitor of the STUDY, SPONSOR designee Cato Research Ltd, and/or the SPONSOR in writing:

(a) periodic progress reports,

(b)  safety reports on any adverse effect that may reasonably be regarded as caused by or probably caused by the PRODUCT,

(c)  a final report relating to the all work, including the initial work performed by AVIVOCLIN on the PRODUCT, performed under this AGREEMENT within 60 days of completion, and

(d)  updated information on INVESTIGATOR'S financial interest in the PRODUCT or SPONSOR or INSTITUTION employee's participating in the STUDY'S financial interest in same.

SPONSOR and/or SPONSOR designee shall prepare all reports required for submission to FDA. INSTITUTION and/or INVESTIGATOR agree, upon request by SPONSOR and/or SPONSOR designee Cato Research Ltd, to conduct a complete, accurate and timely review and provide comments on any such report before its submission by SPONSOR to-the FDA.

12.  INSPECTIONS. Upon request from any properly authorized personnel of the FDA, INSTITUTION and INVESTIGATOR shall permit the FDA representative to have access to, copy and verify any records or reports related to the STUDY. If, during the course of the STUDY, authorized personnel from FDA request access to STUDY records, INSTITUTION and INVESTIGATOR shall notify the Medical Monitor of the STUDY or SPONSOR designee Cato Research Ltd, and SPONSOR by telephone within three (3) business days and SPONSOR or SPONSOR'S designee shall be permitted, upon request, to be present during each such visit from FDA. INSTITUTION and INVESTIGATOR shall immediately send SPONSOR designee Cato Research Ltd, and SPONSOR copies of all communications among INSTITUTION, INVESTIGATOR, and FDA concerning observations related to the STUDY. SPONSOR shall assist INSTITUTION and INVESTIGATOR in responding to any observations made by FDA concerning the STUDY.

13.  COMPENSATION. INSTITUTION shall be compensated by SPONSOR for services performed in connection with the STUDY pursuant to the requirements of the PROTOCOL in the sum of seven thousand seven hundred and seventy-five US dollars ($7,775.00) per eligible subject completed after the Effective Date, which amount is inclusive of any and all applicable fees and overheads.

INSTITUTION'S compensation shall be paid pursuant to the Clinical Trial Compensation Schedule set forth in Exhibit B hereto pursuant to invoices sent by INSTITUTION.

The maximum amount to be earned for subjects who complete the entire STUDY is set forth in Exhibit C, Budget of Per Subject Clinical Trial Costs.

The parties shall negotiate changes to the budget that may be necessitated by amendments to the PROTOCOL, if any.
Payments shall be made payable to: Progressive Medical Concepts LLC, dba Progressive Medical Research
and shall be addressed as follows:

Progressive Medical Research c/o Alexander White, MD 128 S.Halifax Dr. Ormond Beach, FL 32176 Wiring Instructions: Bank of America ABA #026009593
For Further Credit to Progressive Medical Concepts, LLC Account #5564148128
Swiss Code (for international wires) BOFAUS3N

SPONSOR acknowledges that INSTITUTION maintains the status of a not-for-profit/tax-exempt institution for which no withholding should be required. It is agreed, to the extent required by APPLICABLE LAW that SPONSOR shall report any payments to INSTITUTION and be allowed to withhold any applicable taxes from INSTITUTION'S payment.

  14. CONFIDENTIAL INFORMATION. INVESTIGATOR and INSTITUTION acknowledge that in order to perform the STUDY and throughout their performance of the STUDY, they shall have access to certain confidential information and samples, including, but not limited to, know-how, data, technology, expertise or other information, whether or not patented or patentable, copyrighted or copyrightable, presently owned or controlled by SPONSOR or acquired or developed by SPONSOR, INSTITUTION and/or INVESTIGATOR during the TERM of this AGREEMENT which relates to the STUDY and the PRODUCT or to processes or methods of formulating, manufacturing or using the PRODUCT ("CONFIDENTIAL INFORMATION"). SPONSOR shall endeavor to mark tangible CONFIDENTIAL INFORMATION disclosed by or on behalf of SPONSOR as "CONFIDENTIAL" and to confirm verbally disclosed CONFIDENTIAL INFORMATION as "CONFIDENTIAL" in writing, with the understanding that failure to do so does not constitute a designation of non-confidentiality, particularly when the confidential nature is apparent from context and subject matter.

INVESTIGATOR and INSTITUTION further acknowledge that, except for the original recruited subject records which belong to the recruited subjects involved in the STUDY pursuant to APPLICABLE LAW, such CONFIDENTIAL INFORMATION is solely the property of SPONSOR and that the continued success of SPONSOR depends in large part on keeping this CONFIDENTIAL INFORMATION from becoming known by competitors.

INSTITUTION and INVESTIGATOR agree:
(a)  not to use such CONFIDENTIAL INFORMATION except for the purpose of conducting the STUDY; and

(b)  not to disclose or transfer CONFIDENTIAL INFORMATION to others, except to those employees or agents who reasonably require same for the purpose hereof and who are bound by like written obligations to protect SPONSOR'S CONFIDENTIAL INFORMATION or information required by law or regulations to be disclosed to the IRB/IEC, the recruited subjects, or the FDA without the express written permission of SPONSOR, except:

(i)  that which the recipient can demonstrate by written records was previously known to recipient;

(ii)  that which is now, or becomes in the future, publicly available other than by breach of this AGREEMENT by the recipient; or

(iii)  that which is lawfully disclosed to the recipient on a non-confidential basis by a third party who is not obligated to SPONSOR or any other party to retain CONFIDENTIAL INFORMATION in confidence.

The furnishing of CONFIDENTIAL INFORMATION under this AGREEMENT shall not constitute any grant, option or license to INSTITUTION or INVESTIGATOR under any patent or other rights now or hereafter held by SPONSOR. Neither INSTITUTION nor INVESTIGATOR shall acquire any rights of any land whatsoever with respect to the PRODUCT as a result of this AGREEMENT or otherwise.

AH original recruited subject records are the sole and exclusive property of the respective subjects, to be retained by INSTITUTION as required by Section 9 of this AGREEMENT and all other APPLICABLE LAW. All data, information and results generated by performance of this AGREEMENT shall be and are the exclusive property of SPONSOR, and shall be delivered to SPONSOR and/or SPONSOR designee in a timely fashion, and in no event later than ten (10) days after: any date required by the PROTOCOL, receipt of SPONSOR'S or SPONSOR designee's written request for the data, termination of the STUDY, and/or termination of this AGREEMENT.

Upon request of SPONSOR or SPONSOR designee, at the completion or earlier termination of the PROTOCOL, all CONFIDENTIAL INFORMATION and any copies thereof shall be returned to SPONSOR, except that one record copy may be retained in INSTITUTION's/INVESTIGATOR's legal files solely for purposes of determining future compliance with the terms of this AGREEMENT.

In the event INSTITUTION or INVESTIGATOR is ordered to provide CONFIDENTIAL INFORMATION by a lawful judicial or government order, INSTITUTION shall promptly inform SPONSOR designee and SPONSOR and shall permit SPONSOR to oppose such order of disclosure and shall assist in such defense to the extent permitted by law.

The obligations of confidentiality, non-disclosure and non-use hereunder shall survive expiration or early termination and continue until the relevant CONFIDENTIAL INFORMATION falls within the exceptions provided for in paragraph (b) above.

15.  INTELLECTUAL PROPERTY. Ownership of any creations, ideas, designs, processes, inventions, improvements, discoveries, developments and the like relating to the PRODUCT, whether patentable or not, made or conceived by one or more employees of INSTITUTION and/or INVESTIGATOR, solely or jointly with others as a result of performance of the STUDY or any disclosure under this AGREEMENT (the "INVENTIONS"), including any and all intellectual property rights therein, shall vest in SPONSOR as and from the moment of their creation. INSTITUTION and/or INVESTIGATOR shall promptly notify SPONSOR in writing of any such INVENTIONS, and at SPONSOR'S request and expense, INVESTIGATOR shall cause to be assigned to SPONSOR all right, title and interest in and to any such INVENTIONS, including any and all intellectual property rights therein.

At SPONSOR'S request, INVESTIGATOR and INSTITUTION shall provide SPONSOR with assistance as is reasonable to obtain and secure the intellectual property rights in and to any INVENTIONS, including, the execution of the legal documents related thereto and perform any and all acts necessary to assist SPONSOR in preparing, filing, and enforcing its rights in any patent applications or in otherwise perfecting its rights thereto; provided that all expenses related thereto shall be paid by SPONSOR.

16.  PUBLICATION OF RESULTS. Due to the confidential nature of the information that passes between INVESTIGATOR and SPONSOR, certain precautions must be taken in the release of information to the public. SPONSOR does not wish to infringe upon INVESTIGATOR'S rights to publish work nor does it wish to censor or in any other way impede the flow of scientific knowledge. However, there are many considerations that must be made before information pertaining to an investigational compound can be released to the public. The investment of SPONSOR, as well as all who have contributed to the development of the investigational compound, must be protected.

INSTITUTION agrees that the PRIMARY PUBLICATION coordinated by SPONSOR shall be the first publication to present the STUDY results. Following the PRIMARY PUBLICATION, or if the PRIMARY PUBLICATION is not submitted for publication within eighteen months of completion of the STUDY (meaning completion of analysis of the pooled and locked database), the INSTITUTION and INVESTIGATOR may publish or present materials related to the STUDY upon SPONSOR'S written consent.

In the event SPONSOR permits INSTITUTION to conduct additional research as described in Section 7 above, INSTITUTION and INVESTIGATOR shall not publish or make presentations with respect to such research without written authorization by SPONSOR until after the PRIMARY PUBLICATION is published or publicly presented, or if the PRIMARY PUBLICATION is not published within two years of completion of the STUDY (meaning completion of data analysis of the pooled and locked database).

If INVESTIGATOR wishes to make a submission for presentation or publication subject to the paragraphs above, INVESTIGATOR must submit all manuscripts, written or oral presentations to SPONSOR at least thirty (30) days prior to the date on which such submission is proposed to be made and SPONSOR shall provide timely review of such materials. INVESTIGATOR shall give due consideration to all comments received from SPONSOR.

SPONSOR may cause the presentation or submission to be delayed for up to thirty (30) additional days if, upon review of the presentation or submission, SPONSOR reasonably determines and notifies INVESTIGATOR within the initial thirty (30) day period that the presentation or submission contains patentable material or SPONSOR'S CONFIDENTIAL INFORMATION. INSTITUTION and/or INVESTIGATOR agree to provide to SPONSOR and its representatives such assistance in the preparation and filing of any patent application(s) as SPONSOR may reasonably request and to cooperate with SPONSOR with regard to such measures as are reasonably necessary to protect the CONFIDENTIAL INFORMATION.

INSTITUTION shall give SPONSOR the option of receiving an acknowledgement in manuscripts, written, or oral presentations in recognition of its sponsorship of the STUDY.

  17. INDEMNIFICATION AND INSURANCE. SPONSOR shall indemnify and hold harmless INSTITUTION, its trustees, officers, agents and employees, INVESTIGATOR and associated staff from any and all liability, loss or damage, including attorneys' fees, they may suffer as the result of claims, actions, demands, costs, or judgments ("PROCEEDINGS") against them arising out of the activities to be carried out pursuant to this AGREEMENT; provided, however, that any such liability, loss, or damage resulting from a failure to adhere to the terms of the PROTOCOL or SPONSOR'S other written instructions relative to the use of the PRODUCT, failure to comply with any APPLICABLE LAW, including FDA requirements, or negligence or willful malfeasance by INVESTIGATOR or INSTITUTION, or their trustees, officers, agents or employees, is excluded from the AGREEMENT to indemnify.

INSTITUTION and/or INVESTIGATOR shall notify SPONSOR in writing immediately upon becoming aware of a PROCEEDING for which SPONSOR has indemnification obligations and agree to cooperate with and to authorize SPONSOR to carry out the sole management and defense of such PROCEEDING. SPONSOR agrees, at its own expense, to defend any such PROCEEDING whether or not such PROCEEDING is rightfully brought or filed.

Neither INSTITUTION, its trustees, officers, agents or employees, INVESTIGATOR, nor associated staff shall compromise or settle any PROCEEDINGS without the prior written approval of SPONSOR.

SPONSOR agrees to (i) carry sufficient liability insurance in amounts not less than One Million Dollars (51,000,000) per incident and One Million Dollars (S1,000,000) annual aggregate toto cover its indemnification obligations under this AGREEMENT or (ii) to provide evidence to the satisfaction of INSTITUTION of self insurance in respect of its liability under this Agreement. Such coverage may not be changed or terminated except upon at least forty-five (45) days prior written notice to INSTITUTION.

INSTITUTION shall, to the extent permitted by law, secure and maintain in full force and effect throughout the performance of the STUDY insurance coverage for (a) Employer's Liability, (b) General Liability, and (c) Automobile Liability, as well as Professional Medical and Nursing Indemnity in amounts appropriate for the conduct of INSTITUTION'S business.

18.  SUBJECT INJURY. The INSTITUTION AND INVESTIGATOR agree that SPONSOR shall not be liable for any patient's physicians' fess, medical expenses or any other financial compensation resulting from an injury directly or indirectly caused by the STUDY or the PRODUCT.

19.  NOTICES. All notices, requests, consents and other communications under this AGREEMENT shall be in writing and shall be delivered by hand or by registered mail, return receipt requested, postage prepaid, as follows (or to such other address as a party hereto may notify the other in writing):

(a) to SPONSOR addressed:

VistaGen Therapeutics, Inc. 384 Oyster Point Boulevard #8 South San Francisco, CA 94080

Attention: Ralph Snodgrass, Ph.D., CSO
(b) to INSTITUTION addressed:
Progressive Medical Concepts LLC

dba Progressive Medical Research 5111 Ridgewood Ave., Ste. 301 Port Orange, FL 32127

Attention: Alexander White, M.D.; and

(c) to INVESTIGATOR addressed:

Alexander White, MD 128 S. Halifax Dr. Ormond Beach, FL 32176

20.  TERMINATION. This AGREEMENT shall be effective as of the EFFECTIVE DATE and shall terminate upon completion of the STUDY and SPONSOR'S receipt and acceptance of the data and documentation as provided in the PROTOCOL and payment of the fees as provided in Section 14 (the "TERM").

SPONSOR reserves the right to advise INSTITUTION to discontinue recruiting subjects for the STUDY at any time. SPONSOR reserves the right to terminate this AGREEMENT at any time with or without cause upon notice to INSTITUTION and INVESTIGATOR. Any verbal notification of termination shall be confirmed in writing within thirty (30) days. Upon receipt of initial notice from SPONSOR, the clinical investigation of the PRODUCT and the recruitment of further subjects into the STUDY shall cease. The collection of data and the preparation of CRFs for subjects who received the PRODUCT prior to notice shall continue pursuant to written instruction of SPONSOR or SPONSOR'S designee Cato Research Ltd. SPONSOR shall reimburse INSTITUTION for all reasonable and uncancelable obligations resulting from the termination upon receipt by SPONSOR of an itemized listing of such obligations unless SPONSOR has terminated this AGREEMENT for cause.

INSTITUTION may terminate this AGREEMENT if SPONSOR materially breaches this AGREEMENT and SPONSOR fails to cure such breach within thirty (30) days from the receipt of prior written notice from INSTITUTION, or if INSTITUTION believes that the continuation of the PROTOCOL is detrimental to the health and/or safety of subjects) participating in the PROTOCOL.

INSTITUTION shall immediately notify SPONSOR if INVESTIGATOR ceases to be employed by or associated with INSTITUTION, and shall use reasonable endeavors to find a replacement acceptable to both SPONSOR and INSTITUTION. If no mutually acceptable replacement can be found either party may terminate this AGREEMENT.

SPONSOR reserves the right to extend the AGREEMENT upon showing of clinical need or to comply with APPLICABLE LAW.

21. PUBLICITY.

(a)  Advertisement for Subjects. SPONSOR designee Cato Research Ltd., or SPONSOR must approve the text of advertisements soliciting subjects for the STUDY before placement. Advertisements must be submitted to and approved by the IRB/IEC. Such advertisements must not name the PRODUCT, contain promotional or therapeutic claims or mention SPONSOR. Advertisements should be limited to the information on the prospective subjects' need to determine their eligibility and interest.

(b)  Press Releases. INSTITUTION and SPONSOR shall obtain written permission from each other before using the name, symbol and/or marks of the other in any form of publicity in connection with the STUDY. This shall not include legally required disclosure by SPONSOR or INSTITUTION that identifies the existence of the AGREEMENT. Further, SPONSOR'S use of the name, symbols, and/or marks of INSTITUTION, or names of INSTITUTION'S employees, shall be limited to identification of INSTITUTION as a research site and the research staff as participants of the STUDY.

(c)  Inquiries from Media and Financial Analysts. During and after the STUDY, INSTITUTION may receive inquiries from reporters or financial analysts. SPONSOR requires that INSTITUTION confer with them, before responding to such inquiries. SPONSOR may have information about the inquiry that may be helpful in determining whether it is appropriate to respond and, if so, the nature of the response;otherwise, a misunderstanding or misquotation may have unfortunate consequences; therefore, careful preparation before response is essential.

  (d) Publicity Material. SPONSOR shall not use, or authorize others to use, the name or marks of INSTITUTION in any advertising or publicity materials or make any form of representation or statement in relation to the STUDY that would constitute an expressed or implied endorsement by INSTITUTION of any commercial product of service without prior written approval from INSTITUTION.

22.  DEBARMENT. INSTITUTION warrants and represents that INSTITUTION has never, does not currently, and during the term of this AGREEMENT, will not:

(a)  employ a corporation, partnership, or an association that has been debarred by FDA, NIH, or any federal agency ("DEBARRED ENTITY") from submitting or assisting in the submission of a drug application, or an employee, partner, shareholder, member, subsidiary, or affiliate of a DEBARRED ENTITY, or

(b)  employ an individual that has been debarred by FDA, NIH, or any federal agency ("DEBARRED INDIVIDUAL") from providing services in any capacity to a person that has an approved or pending drug application, or an employer, employee, or partner of a DEBARRED INDIVIDUAL.

INVESTIGATOR warrants and represents that he/she has never, is not and shall not during the term be debarred by FDA, NIH, or any federal agency and has not and is not involved in any regulatory or misconduct litigation or investigation by regulatory authorities (Canadian or foreign). No data produced by him/she in any previous clinical study has been rejected because of concerns as to its accuracy or because it was generated by fraud.

23.  INDEPENDENT CONTRACTOR. INSTITUTION and INVESTIGATOR shall, at all times, be independent contractors,, not agents of SPONSOR, and shall have no actual, apparent or implied authority to act or make representations for, or on behalf of, or to bind or commit SPONSOR in any manner or to any obligation whatsoever. The rights, duties, obligations and liabilities of the parties shall be several and not joint or collective.

24. MISCELLANEOUS PROVISIONS.

  (a) INSTITUTION and INVESTIGATOR represent that they are under no obligation to any third party that would interfere with providing services to SPONSOR or otherwise contravene the provisions of this AGREEMENT.  .

   (b) Neither INSTITUTION nor INVESTIGATOR shall assign or transfer any rights or obligations hereunder, or any part hereof, without the prior written consent of SPONSOR.

(c)  Paragraph and section headings are included for convenience of reference only and form no part of the AGREEMENT between the parties.

(d)  No failure or delay on the part of a party in exercising any right hereunder shall operate as a waiver of, or impair, any such right. No single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other right. No waiver of any such right shall be deemed a waiver of any other right hereunder.

(e)  If any provision of this AGREEMENT is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction: such provision shall be deemed amended to conform to applicable laws of such jurisdiction so as to be valid and enforceable, or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken. The validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the remainder of this AGREEMENT shall remain in full force and effect.

(g)  This AGREEMENT with exhibits contains the entire AGREEMENT between the parties, and no statement or inducements made by either party or an agent of either party which is not contained or referenced in this AGREEMENT shall be valid or binding. Neither this AGREEMENT nor any Exhibit may be modified except in writing and signed by the parties hereto.

(h)  Neither party shall be liable to the other party or shall be in default of its obligations hereunder if such default is the result of war, hostilities, revolution, civil commotion, strike, epidemic, accident, fire, wind, flood or because of any act of God or other cause beyond the reasonable control of the party affected. The party affected by such circumstances shall promptly notify the other party in writing when such circumstances cause a delay or failure in performance (a "DELAY") and where they cease to do so. In the event of a DELAY lasting for four (4) months or more the non-affected Party shall have the right to terminate this AGREEMENT immediately by notice in writing to the other party.

(i) During the TERM of this Agreement and for twelve (12)  months thereafter, INVESTIGATOR will not, without the prior written consent of SPONSOR (which may be withheld  for any reason), participate in s study substantially similar to  the STUDY to person or entity that is developing a product  intended to, or which can be reasonably expected to, compete  with the PRODUCT.

  (j) INSTITUTION and INVESTIGATOR represent that they have access to all facilities, equipment, and staff necessary to fully provide the services to SPONSOR contemplated in this AGREEMENT.

25.  GOVERNING LAW. This AGREEMENT shall be construed in accordance with the laws of the state of California, irrespective of whether the alleged breach of the AGREEMENT occurs in or outside of such state.

26.  NO OTHER WARRANTIES. THERE ARE NO WARRANTIES, OR CONDITIONS, EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, RELATING TO THE PRODUCT

OR ITS USE. SPONSOR DISCLAIMS ALL IMPLIED WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE WITH RESPECT TO THE PRODUCT OR ITS USE, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY, SCOPE, ENFORCEABILITY OR PATENTABILITY OF THE INTELLECTUAL PROPERTY RIGHTS OR NONINFRINGEMENT OF THIRD PARTY PROPRIETARY RIGHTS OF ANY KIND.

  27. LIMITATION OF DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR OTHER SIMILAR DAMAGES WHETHER FORESEEABLE OR UNFORESEEABLE, ARISING OUT OF OR IN CONNECTION
OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE PARTIES AGREE THAT THE LIMITATION OF LIABILITY SET FORTH IN THIS SECTION IS A REASONABLE ALLOCATION OF RISK AND A FUNDAMENTAL PART OF THE BASIS OF EACH PARTY'S BARGAIN HEREUNDER, AND NEITHER PARTY WOULD ENTER INTO THIS AGREEMENT ABSENT SUCH LIMITATIONS. This Section shall not apply to the extent that APPLICABLE LAW specifically requires liability despite the foregoing exclusions and limitation.

  28. SURVIVABILITY. All obligations and liabilities which, by their nature, are intended to survive the termination of this AGREEMENT shall remain in effect beyond any such termination.

The parties have executed this AGREEMENT as of the EFFECTIVE DATE above written.

Print Name:      H, Ralph Snodgrass. Ph.D.
Title:      President and CSO
Date:

Title: President Date:

INVESTIGATOR hereby confirms that he has (i) read and understands each and every provision of this AGREEMENT; (ii) had the opportunity to obtain advice from legal counsel of his choice in order to understand any and all of its provisions; (iii) had the opportunity to ask questions about its contents, and any of such questions have been answered to his satisfaction; and (iv) been given a copy of this AGREEMENT.

Furthermore, I hereby agree to be personally bound by the terms and conditions  this AGREEMENT.
Signature:

Print Name:    Alexander White. MP
Date:

Exhibit A

Protocol

Exhibit B

Clinical Trial Compensation Schedule

VistaGen Study VSG-CL-001 Payment Schedule

The following schedule will be adhered to with regard to compensation for conduct of the STUDY. Compensation requests should be sent to SPONSOR pursuant to written invoices as contemplated by the AGREEMENT.

1.  After each monitoring visit, a payment of approximately 75 % of the agreed upon per subj ect per visit payment will be made for subjects for whom case report forms have been completed and monitored.
2.  After enrollment has been completed for the STUDY, payment of $1,980 will be made for each subject who fails screening, provided, however, that the number of compensated screening failures will not exceed 25% of the number of enrolled subjects.
3.  Once enrollment has been completed for the STUDY, a payment of $300 for sample shipment management will be made.
4.  Upon fmalization of STUDY data for the site (as evidenced by satisfactory resolution of all data queries for the site as determined by SPONSOR and its designee, Cato Research clinical management, the remaining 25% of the agreed upon per subject payments will be made.
5. Upon database lock, a payment of $500 will be made for records storage.

Exhibit C

Budget of Per Subject Clinical Trial Costs